Exhibit 10.79

December 16, 2013

To:	Encore Capital Group, Inc.
3111 Camino Del Rio North, Suite 1300
San Diego, California 92108
	Attn:	Paul Grinberg, Chief Financial Officer
	Telephone:	858-309-6904
	Facsimile:	858-309-6977

From:	Société Générale
245 Park Avenue
New York, NY 10167

Re:	Amendment to Warrant Transactions

Ladies and Gentlemen:

This letter agreement (this “Amendment”) amends the letter agreement re: Base Issuer Warrant Transaction, between Société Générale (“Dealer”) and Encore Capital Group, Inc. (“Issuer”), dated November 20, 2012 (such letter agreement, the “Base Warrant Confirmation” and the “Transaction” as defined therein, the “Base Warrant Transaction”), and the letter agreement re: Additional Issuer Warrant Transaction, between Dealer and Issuer, dated December 6, 2012 (such letter agreement, the “Additional Warrant Confirmation” and together with the Base Warrant Confirmation, the “Confirmations,” and the “Transaction” as defined in the Additional Warrant Confirmation, the “Additional Warrant Transaction” and together with the Base Warrant Transaction, the “Transactions”), as set forth below. Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Base Warrant Confirmation or the Additional Warrant Confirmation, as the context shall require.

1. Amendments.

a. If the Hedge Completion Percentage is 100%, each Confirmation shall be amended by increasing the “Strike Price” of each Transaction from USD 44.1875 to USD 60.00.

b. If the Hedge Completion Percentage is less than 100%:

i. The Additional Warrant Confirmation shall be amended by:

1.	Replacing the “Number of Warrants” for each “Component” other than the last “Component” of the Additional Warrant Transaction with a number of “Warrants” (the “Additional Daily Warrant Number”) equal to (i) the product of (a) the Hedge Completion Percentage and (b) the Total Number of Warrants, rounded down to the nearest whole number (the “Additional Total Warrant Number”) divided by (ii) 150, rounded down to the nearest whole number;

2.	Replacing the “Number of Warrants” for the last “Component” of the Additional Warrant Transaction with a

3.	number of “Warrants” equal to the (i) the Additional Total Warrant Number less (ii) the product of 149 and the Additional Daily Warrant Number; and

4.	Increasing the “Strike Price” of the Additional Warrant Transaction from USD 44.1875 to USD 60.00; and

ii. The Base Warrant Confirmation shall be amended by:

1.	Replacing the “Number of Warrants” for each “Component” other than the last “Component” of the Base Warrant Transaction with a number of “Warrants” (the “Base Daily Warrant Number”) equal to (i) the Total Number of Warrants less the aggregate “Number of Warrants” for all “Components” under the Additional Warrant Transaction, after giving effect to the amendments set forth in Section 1.b.i above (the “Base Total Warrant Number”), divided by (ii) 150, rounded down to the nearest whole number; and

2.	Replacing the “Number of Warrants” for the last “Component” of the Base Warrant Transaction with a number of “Warrants” equal to (i) the Base Total Warrant Number less (ii) the product of 149 and the Base Daily Warrant Number.

2. Hedging Completion Notice. On the first Scheduled Trading Day following the Hedge Completion Date, Dealer will deliver to Issuer a hedging completion notice substantially in the form set forth in Annex B hereto, and no later than the first Scheduled Trading Day following delivery to Issuer of such notice, absent manifest error, Issuer will return to Dealer a counter-signed copy thereof.

3. Restrike Cost. In consideration for the amendments contained herein:

a. On December 19, 2013, Issuer shall pay to Dealer an amount in USD equal to the product of (i) 13,895,000 and (ii) 20% (such product, the “Prepayment Amount”); and

b. On the later of the third Currency Business Day following the Hedge Completion Date and January 2, 2014, (A) if the Aggregate Restrike Cost exceeds the Prepayment Amount, Issuer shall pay to Dealer an amount in USD equal to such excess or (B) if the Prepayment Amount exceeds the Aggregate Restrike Cost, Dealer shall pay to Issuer an amount in USD equal to such excess.

4. Definitions. As used herein:

“Aggregate Restrike Cost” means the product of (i) the Hedge Completion Percentage multiplied by the Total Number of Warrants and (ii) the Restrike Cost Per Share.

“Delta” means the “Delta” set forth in the grid in Annex A hereto corresponding to the Hedge Execution Price; provided that (i) if the Hedge Execution Price is between “Hedge Execution Prices” set forth in such grid, “Delta” shall be determined by linear interpolation between the “Deltas” set forth in such grid corresponding to such “Hedge Execution Prices” and (ii) if the Hedge Execution Price is less than the lowest “Hedge Execution Price” set forth in such grid, “Delta” will be determined by the Calculation Agent in a manner consistent with the methodology used in creating such grid.

“Hedge Completion Percentage” means the ratio of the Hedge Purchase Number to the Target Hedge Purchase Number.

“Hedge Execution Price” means the per-Share volume-weighted average price at which Dealer (or its affiliate or agent) purchases Shares during the Hedging Period to adjust its Hedge Positions in connection with this Amendment; provided that the price per Share for any such purchase shall not exceed the Limit Price (as defined in Annex A hereto).

“Hedge Purchase Number” means the number of Shares purchased by Dealer (or its affiliate or agent) during the Hedging Period to adjust its Hedge Positions in connection with this Amendment.

“Hedging Period” means the period of consecutive Scheduled Trading Days beginning on, and including, December 17, 2013, and ending on, and including, the earlier of (i) the first date on which Dealer (or its affiliate or agent) has completed purchasing Shares to adjust its Hedge Positions in connection with this Amendment and (ii) February 20, 2014 (such earlier date, the “Hedge Completion Date”).

“Restrike Cost Per Share” means the “Restrike Cost Per Share” set forth in the grid in Annex A hereto corresponding to the Hedge Execution Price; provided that (i) if the Hedge Execution Price is between “Hedge Execution Prices” set forth in such grid, the “Restrike Cost Per Share” shall be determined by linear interpolation between the “Restrike Costs Per Share” set forth in such grid corresponding to such “Hedge Execution Prices” and (ii) if the Hedge Execution Price is less than the lowest “Hedge Execution Price” set forth in such grid, the “Restrike Cost Per Share” will be determined by the Calculation Agent in a manner consistent with the methodology used in creating such grid.

“Target Hedge Purchase Number” means a number of Shares equal to the product of (i) Delta and (ii) the Total Number of Warrants, rounded down to the nearest Share.

“Total Number of Warrants” means the sum of (i) the aggregate “Number of Warrants” for all “Components” under the Base Warrant Transaction and (ii) the aggregate “Number of Warrants” for all “Components” under the Additional Warrant Transaction (without giving effect to the amendments set forth herein).

5. Representations, Warranties and Covenants.

a. Each party re-makes, as of the date hereof, each of the representations and warranties set forth in Section 3(a) of the Agreement and Section 7(b) of the Confirmations.

b. Issuer re-makes, as of the date hereof, each of the representations and warranties, and agrees to comply with the covenants, set forth in Section 7(a)(i), (iv), (v), (vi), (ix)(C) and (x) of the Confirmations; provided that, solely for this purpose:

i. Any reference therein to:

1.	the Confirmation shall be deemed replaced by this Amendment;

2.	the Trade Date or the Effective Date shall, in each case, be deemed replaced by the date hereof;

3.	the Transaction shall be deemed to refer to the Transaction as amended hereby; and

4.	the Settlement Period (including, for the avoidance of doubt, references to certain Expiration Dates in the definition thereof) shall be deemed replaced by the Hedging Period; and

ii. The exception set forth in Section 7(a)(x) of the Confirmations for purchases, offers or orders through Dealer or Deutsche Bank or Royal Bank of Canada shall not apply. For the avoidance of doubt, Issuer shall not be deemed to have breached Section 7(a)(x) of the Confirmations on account of its entry into this Amendment or the other warrant transaction amendments executed substantially contemporaneously herewith.

c. Issuer represents, warrants and covenants to Dealer that:

i. Issuer is entering into this Amendment in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Issuer and Dealer each acknowledges that it is the intent of the parties that this Amendment comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and this Amendment shall be interpreted to comply with the requirements of Rule 10b5-1(c).

ii. Issuer is entering into this Amendment hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares.

iii. Issuer acknowledges and agrees that any amendment, modification or waiver of the terms set forth herein must be effected in accordance with the requirements for the amendment of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification or waiver shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Issuer is aware of any material non-public information regarding Issuer or the Shares.

d. Dealer acknowledges and agrees that Section 3 of the Confirmations will apply to any judgment, determination or calculation made by the Calculation Agent in connection with this Amendment.

6. Adjustments. If any event occurs with respect to Issuer or the Shares during the Hedging Period that gives rise to an adjustment under the Confirmations or the Equity Definitions to the terms of the Transactions, the Calculation Agent will also adjust the terms set forth herein as appropriate to preserve the economic intent of the parties.

7. Continuing Effect. Except as expressly amended hereby, the terms and provisions of the Transactions and Confirmations shall remain and continue in full force and effect and are hereby confirmed in all respects.

8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, with the same effect as if all of the signatures hereto and thereto were upon the same instrument.

9. Waiver of Trial by Jury. EACH OF ISSUER AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS, AS AMENDED HEREBY, OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS AMENDMENT AND THE CONFIRMATIONS AS AMENDED HEREBY.

10. Governing Law; Jurisdiction. THIS AMENDMENT AND EACH CONFIRMATIONS AS AMENDED HEREBY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE CONFIRMATIONS AS AMENDED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

Issuer hereby agrees (a) to check this Amendment carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Issuer with respect to the matters set forth herein, by manually signing this Amendment or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer.

Yours faithfully,

SOCIETE GENERALE

By:	/s/ Judy Liu
	Name:	Judy Liu
	Title:	OTC Documentation

Confirmed and Acknowledged as of the date first above written:

ENCORE CAPITAL GROUP, INC.

By:	/s/ Kenneth A. Vecchione
Name:	Kennth A. Vecchione
Title:	President and Chief Executive Officer

ANNEX A

Hedge Execution Price	Restrike Cost Per Share	Delta
$40.00	$6.05	22.3%
$42.00	$6.49	21.8%
$44.00	$6.92	21.3%
$46.00	$7.34	20.6%
$48.00	$7.75	20.0%
$50.00	$8.14	19.2%

Limit Price: $49.00.

ANNEX B

FORM OF HEDGING COMPLETION NOTICE

[DATE]

To:	Encore Capital Group, Inc.
3111 Camino Del Rio North, Suite 1300
San Diego, California 92108
	Attn:	Paul Grinberg, Chief Financial Officer
	Telephone:	858-309-6904
	Facsimile:	858-309-6977

Reference is hereby made to the letter agreement re: Amendment to Warrant Transactions (the “Amendment”), dated December 16, 2013, between Société Générale (“Dealer”) and Encore Capital Group, Inc. (“Issuer”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amendment. For purposes of the Amendment and the Confirmations, the following terms shall have the meanings set forth below:

Aggregate Restrike Cost:	[ ]

Delta:	[ ]

Hedge Completion Date:	[ ]

Hedge Completion Percentage:	[ ]

Hedge Execution Price:	[ ]

Hedge Purchase Number:	[ ]

Restrike Cost Per Share:	[ ]

Target Hedge Purchase Number:	[ ]

[For Additional Warrant Transaction:

“Number of Warrants” for each “Component” other than the last “Component”:	[ ]

“Number of Warrants” for last “Component”:	[ ]

For Base Warrant Transaction:

“Number of Warrants” for each “Component” other than the last “Component”:	[ ]

“Number of Warrants” for last “Component”:	[ ]][1]

[1]	Include if Hedge Completion Percentage is less than 100%.

Yours faithfully,

SOCIETE GENERALE

By:
Name:
Title:

Confirmed and Acknowledged as of the date first above written:

ENCORE CAPITAL GROUP, INC.

By:
Name:
Title: